EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT

     We consent to the inclusion of our report dated September 29, 1995 with respect to the statement of financial condition of Lehigh Savings Bank, SLA as of June 30, 1995 and the related statements of income, changes in shareholders' equity and cash flows for the year then ended, which report appears in the September 11, 1996 Form 8-K of Center Bancorp, Inc.

                                                KPMG Peat Marwick LLP

Short Hills, New Jersey
September 11, 1996